Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

OBA Financial Services, Inc.
Germantown, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of OBA Financial Services, Inc. of our report dated September 27, 2010, relating to the consolidated financial statements of OBA Financial Services, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010.

/s/ ParenteBeard LLC

Harrisburg, Pennsylvania
August 18, 2011